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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ameron International Corporation on Form S-8 of our reports dated January 24, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Ameron International Corporation for the year ended November 30, 2000.


DELOITTE & TOUCHE LLP
Los Angeles
May 22, 2001